Exhibit 10.23

AMENDMENT NUMBER ONE
TO THE
CHEVRON CORPORATION RETIREMENT RESTORATION PLAN

WHEREAS, Chevron Corporation (the “Corporation”) has established and maintains the Chevron Corporation Retirement Restoration Plan (the “RRP”), which was last amended and restated effective January 1, 2009;

WHEREAS, the Corporation has delegated the administration of the RRP to the Management Compensation Committee (the “Committee”);

WHEREAS, the Committee may amend the provisions pursuant to Section VII(g) of the RRP;

WHEREAS, the Committee wishes to amend the RRP to permit the designation of a trust as a beneficiary and cease to accept domestic relations orders;

NOW, THEREFORE, BE IT

RESOLVED, that the RRP is hereby amended as follows:

1.	Effective January 1, 2017, Section II (a) of the RRP is hereby deleted and replaced in its entirety as follows:

“Beneficiary” means the person, persons or trust (that meets the requirements of Treasury Regulation 1.401(a)(9)-4) that has been designated by a Participant to receive the Participant’s Restoration Benefit or portion thereof, as provided in Section VI.

2.	Effective June 1, 2017, the following shall be added to the end of Section VII(e) of the RRP:

“Effective June 1, 2017, the Corporation shall no longer accept domestic relations orders under the Plan.”

3.	Except as provided herein, the terms of the RRP are affirmed in all other respects.

MANAGEMENT COMPENSATION COMMITTEE

/s/ E. Hernandez, Jr.
By: E. Hernandez, Jr., Chairman

DATE: 12/6/16